FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
James E. Lauter
Senior Vice President & Chief Financial Officer
T: +1 345-815-3932
E: James.Lauter@hlss.com

Home Loan Servicing Solutions, Ltd. Reports EPS of $0.61 and Net Income of $43.7 Million in the First Quarter of 2014 and Raises Monthly Dividend to $0.16 per Share

George Town, Grand Cayman, April 17, 2014 (GLOBE NEWSWIRE) – Home Loan Servicing Solutions, Ltd. ("HLSS", “our”, “we” or the "Company") (NASDAQ: HLSS) today reported net income of $43.7 million, or $0.61 per ordinary share, for the first quarter of 2014. Additionally, the Company’s Board of Directors today declared monthly dividends of $0.16 per ordinary share for April, May and June 2014.

First quarter business performance highlights:

•
Earned a record $43.7 million, or $0.61 per ordinary share. Earnings include a $0.06 per ordinary share benefit as a result of the lower annualized prepayment speed of 9.9 percent this quarter relative to the 12.4 percent annualized prepayment speed in the fourth quarter of 2013.

•	Completed first acquisition of Government National Mortgage Association (“GNMA”) whole loans through the GNMA early buy-out (“EBO”) program. The purchase price for these loans was $556.6 million.

•	Opened a new $600 million mortgage loan facility to finance the GNMA EBO purchase.

•
Completed the issuance of $600 million of one-year term notes and $200 million of three-year term notes secured by servicing advance receivables at a weighted average interest spread over LIBOR of 1.09%.

•	There was no change in servicing asset valuation.

Subsequent to the end of the first quarter of 2014:

•	On April 17, 2014, declared monthly dividends of $0.16 per ordinary share for each of the months of April, May and June 2014.

“Lower prepayment speeds led to another quarter of record earnings at HLSS” said Chairman William Erbey. “Prepayment speeds declined due to a reduction in the already low refinancing activity and slower liquidations on seriously delinquent loans. While the prepayment speed for this non-agency portfolio may not remain this low forever, I believe that the longer-term trend remains favorable and that the company is very well positioned.”

“Our purchase of Ginnie Mae early buyout loans marks the beginning of our diversification into other asset classes” said President and CEO John Van Vlack. “We are pleased to have added new assets with an attractive risk and return profile that are similar to our existing portfolio and look forward to continuing discussions with servicers beyond Ocwen.”

For more information on prior releases and SEC Filings, please refer to the “Shareholders” section of our website at www.hlss.com.

HLSS is an internally-managed owner of non-agency mortgage servicing assets with historically stable valuations and cash flows.  HLSS’ assets are predominately mortgage servicing advances that, along with the related servicing rights, are over-collateralized more than 23 times by the underlying residential real estate. HLSS' objective is to generate stable, recurring fee-based earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest rates, governmental regulations and policies, availability of adequate and timely sources of liquidity, our ability to maintain our PFIC status, real estate market conditions and other risks detailed in HLSS’ reports and filings with the Securities and Exchange Commission. The forward looking statements speak only as of the date they are made and should not be relied upon. HLSS undertakes no obligation to update or revise the forward-looking statements.

The following table presents our consolidated results of operations in accordance with U.S. GAAP (“GAAP”) reconciled to our internally reported financial results. Accordingly, adjustments are made to reflect Servicing fee revenue, Servicing expense and Amortization expense on a gross rather than a net basis.
Our income from operations as presented in our Management Reporting format shown below should be considered in addition to, and not as a substitute for, income from operations determined in accordance with GAAP.

For the three months ended March 31, 2014:	Consolidated Results (GAAP)	Adjustments	Management Reporting (Non-GAAP)

Revenue

Servicing fee revenue	$—	$189,157	$189,157
Interest income - notes receivable – Rights to MSRs	81,852	(81,852)	—
Interest income – other	2,961	—	2,961
Related party revenue (1)	628	—	628
Total revenue	85,441	107,305	192,746

Operating expenses
Compensation and benefits	1,599	—	1,599
Servicing expense	—	90,644	90,644
Amortization of MSRs	—	16,661	16,661
Related party expenses (2)	372	—	372
General and administrative expenses	2,285	—	2,285
Total operating expenses	4,256	107,305	111,561
Income from operations	$81,185	$—	$81,185

For the three months ended March 31, 2013:	Condensed Consolidated Results (GAAP)	Adjustments	Management Reporting (Non-GAAP)

Revenue

Servicing fee revenue	$—	$102,258	$102,258
Interest income - notes receivable – Rights to MSRs	44,570	(44,570)	—
Interest income – other	102	—	102
Related party revenue (1)	407	—	407
Total revenue	45,079	57,688	102,767

Operating expenses
Compensation and benefits	1,166	—	1,166
Servicing expense	—	47,052	47,052
Amortization of MSRs	—	10,636	10,636
Related party expenses (2)	226	—	226
General and administrative expenses	645	—	645
Total operating expenses	2,037	57,688	59,725
Income from operations	$43,042	$—	$43,042

(1) Revenue earned as part of our Professional Services Agreement with Ocwen.
(2) Expenses incurred as part of our Professional Services Agreement and Administrative Services Agreement with Ocwen and Altisource, respectively.

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the three months ended March 31,	2014	2013
Revenue
Interest income – notes receivable – Rights to MSRs	$81,852	$44,750
Interest income – other	2,961	102
Total interest income	84,813	44,672
Related party revenue	628	407
Total revenue	85,441	45,079

Operating expenses
Compensation and benefits	1,599	1,166
Related party expenses	372	226
General and administrative expenses	2,285	645
Total operating expenses	4,256	2,037

Income from operations	81,185	43,042

Other expense
Interest expense	37,511	18,242
Total other expense	37,511	18,242

Income before income taxes	43,674	24,800
Income tax expense	—	12
Net income	$43,674	$24,788

Earnings per share
Basic	$0.61	$0.44
Diluted	$0.61	$0.44

Weighted average ordinary shares outstanding
Basic	71,016,771	56,628,828
Diluted	71,016,771	56,628,828

Dividends declared per share	$0.45	$0.38

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$75,920	$87,896
Match funded advances	6,343,397	6,387,781
Notes receivable – Rights to MSRs	634,399	651,060
Loans held for investment	552,644	—
Related party receivables	67,599	70,049
Deferred tax assets	1,024	1,024
Other assets	192,769	130,153
Total assets	$7,867,752	$7,327,963

Liabilities and Equity
Liabilities
Match funded liabilities	$5,775,180	$5,715,622
Other borrowings	815,431	343,386
Dividends payable	10,653	10,653
Income taxes payable	600	682
Deferred tax liabilities	1,188	1,266
Related party payables	7,885	10,732
Other liabilities	11,510	11,884
Total liabilities	6,622,447	6,094,225

Equity
Equity – Ordinary shares, $.01 par value; 200,000,000 shares authorized; 71,016,771 and 71,016,771 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	710	710
Additional paid-in capital	1,210,057	1,210,057
Retained earnings	32,520	20,804
Accumulated other comprehensive income, net of tax	2,018	2,167
Total equity	1,245,305	1,233,738
Total liabilities and equity	$7,867,752	$7,327,963